UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549

                        SCHEDULE 14A


Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for use of the Commission Only
	  (as permitted by Rule 14a-6(e)(2)
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]     Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

Commission File No. 0-827


                Empire State Building Associates
        (Name of Registrant as Specified In Its Charter)


           (Name of Person(s) Filing Proxy Statement, if other than Registrant)


Payment of Filing Fee (Check the appropriate box):

[ ] No fee required

[X]	Fee computed on table below per Exchange Act Rules
14a-6(i)(4) and 0-11.

1)	Title of each class of securities to which transaction
        applies: Participations.

2)	Aggregate number of securities to which transaction
        applies: [      ].

3)	Per unit price or other underlying value of
        transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and determined): The fee is equal to 1/50th of 1% of the assumed fair market value of the Property, which is presumed to be the aggregate of the cash to be received by the Registrant.

4)      Proposed maximum aggregate value of transaction:
        $60,000,000.

5)      Total fee paid: $12,000.


[X]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by
        Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        1)      Amount Previously Paid:

	2)	Form, Schedule or Registration Statement No.:
		Schedule 14A.

	3)	Filing Party: Registrant

	4)	Date Filed: September 14, 2001




                        [AGENT]
                c/o Wien & Malkin LLP
                 60 East 42nd Street
                New York, New York 10165
               Telephone:  (212) 687-8700
               Telecopier:  (212) 986-7679


                                        November 19, 2001
CERTIFIED MAIL -
RETURN RECEIPT REQUESTED

[NAME & ADDRESS]

Re:	[NAME]
        Investment in Empire State Building Associates L.L.C.

Dear Participant:
	The time has expired for the receipt of your consent to Items A, B and C of the acquisition and financing program described in the September 14, 2001 letter of Peter L. Malkin and the accompanying Statement issued by Peter L. Malkin, Anthony E. Malkin and Thomas N. Keltner, Jr., as Agents for the Participants in the Solicitation of Consents of Participants. Therefore, in accordance with such letter and Statement, and pursuant to the provisions of paragraph 7 of the Participating Agreement dated as of January 1, 1962, under which I act as Agent for the joint venture created thereby, I am purchasing your interest in the joint venture as agent for the benefit of the consenting Participants for the sum of [AMOUNT].

	Accordingly, I deliver herewith the following:

        1. Official bank check dated December 3, 2001 to your order in the sum of [AMOUNT]; and

        2. Duplicate original of the assignment of your interest to the undersigned, dated December 3, 2001.

                                        Very truly yours,


                                        _____________________________
                                        [AGENT], as agent for the
                                        benefit of the consenting
                                        Participants in the aforesaid
                                        joint venture




                        ASSIGNMENT


        IN CONSIDERATION of the sum of [AMOUNT], paid to [NAME & ADDRESS], by [AGENT], Assignee, having an office at 60 East 42nd Street, New York, New York 10165, Assignor hereby assigns, transfers, grants and releases unto Assignee, pursuant to the terms of a certain joint venture agreement, dated as of January 1, 1962, among [AGENT], as Agent (successor agent to [FORMER AGENT] and others as Participants, all right, title and interest of Assignor as a Participant under said Agreement in and to the joint venture created thereby, in the interest of the joint venture in and to the master lease of premises known as 350 Fifth Avenue, New York, New York, and in the interest of the joint venture in EMPIRE STATE BUILDING ASSOCIATES L.L.C., a limited liability company, having its office at 60 East 42nd Street, New York, New York 10165.

	Assignee hereby accepts this assignment and transfer as agent for the benefit of the consenting Participants in the aforesaid joint venture.

Dated:  December 3, 2001

Witness for Assignor:			[NAME],
                                        Assignor



___________________                     By: _________________________
                                            [AGENT]
                                            Attorney-in-fact


Witness for Assignee:



___________________                    By: _________________________
                                           [AGENT], as agent for the
                                           benefit of the consenting
                                           Participants in the
                                           aforesaid joint
                                           venture, Assignee